UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2019

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders
On March 13, 2019, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") held its 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California ("Griffin Capital Plaza"). At the 2018 Annual Meeting, the Registrant's stockholders voted on (i) Proposal 1 - approval of the proposed merger of Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) with and into Globe Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of the Registrant, pursuant to the Agreement and Plan of Merger dated as of December 14, 2018, by and among the Registrant, Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership of the Registrant, Merger Sub, GCEAR, and Griffin Capital Essential Asset Operating Partnership, L.P., the operating partnership of GCEAR (the "Proposed Merger"); (ii) Proposal 2 - amendment and restatement of the Registrant's Charter; (iii) Proposal 3 - election of five directors to the Registrant's board of directors, with each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify; (iv) Proposal 4 - ratification of the Registrant's appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ended December 31, 2018; and (v) Proposal 5 - approval to adjourn the 2018 Annual Meeting, if necessary and appropriate to solicit additional proxies for Proposal 2. Each proposal is described in more detail in the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on February 4, 2019.
At the close of business on December 21, 2018, the record date of the 2018 Annual Meeting, there were 78,031,951 outstanding shares entitled to vote at the 2018 Annual Meeting. Holders of 42,684,850 shares (54.7% of shares), representing a like number of votes, were present at the 2018 Annual Meeting, either in person or by proxy. Set forth below are the voting results from the 2018 Annual Meeting.
Proposal 1 - Proposed Merger
With regards to Proposal 1, the Proposed Merger was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:	Broker Non-Votes:
Approval of Proposed Merger	29,179,078	717,207	1,458,747	11,329,818
Proposal 3 - Election of Directors
With regards to Proposal 3, the nominees submitted for election as directors of the Registrant, with each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, were Kevin A. Shields, Michael J. Escalante, Samuel Tang, Kathleen S. Briscoe and J. Grayson Sanders. All of the nominees were elected to serve as directors of the Registrant by the following vote:

	Votes For:	Votes Withheld:	Broker Non-Votes:
Kevin A. Shields	29,732,611	1,622,421	11,329,818
Michael J. Escalante	29,600,616	1,754,416	11,329,818
Samuel Tang	29,554,566	1,800,466	11,329,818
Kathleen S. Briscoe	29,709,153	1,645,879	11,329,818
J. Grayson Sanders	29,655,054	1,699,978	11,329,818

Proposal 4 - Ratification of Appointment of Ernst & Young LLP

With regards to Proposal 4, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ended December 31, 2018 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	41,192,026	281,044	1,211,780

Proposal 5 - Adjournment of Annual Meeting

With regards to Proposal 5, the adjournment of the 2018 Annual Meeting, if necessary and appropriate to solicit additional proxies for Proposal 2, was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Adjournment of 2018 Annual Meeting	40,546,861	797,659	1,340,330

Proposal 2 - Amendment and Restatement of Charter
With regards to Proposal 2 to approve the amendment and restatement of the Registrant's Charter, pursuant to Proposal 5 and the current rate of stockholder approval for Proposal 2 of approximately 92% in favor of the proposal (excluding broker non-votes), the board of directors of the Registrant adjourned the 2018 Annual Meeting to allow for additional time for stockholders to vote on Proposal 2 in order to obtain additional stockholder votes. The 2018 Annual Meeting will reconvene on March 29, 2019 at 9:30 a.m., Pacific Time, at Griffin Capital Plaza for purposes of holding a stockholder vote on Proposal 2. Approval of Proposal 2 requires the affirmative vote of a majority of the Registrant's outstanding shares of common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as votes against such proposal.

Item 8.01.    Other Events

On March 13, 2019, the Registrant issued a notice informing stockholders that the 2018 Annual Meeting was adjourned until March 29, 2019 at 9:30 a.m, Pacific Time, at Griffin Capital Plaza, in order to provide stockholders additional time to vote on Proposal 2. The notice, a copy of which is filed as Exhibit 99.1 to this report, is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

99.1	Griffin Capital Essential Asset REIT II, Inc. Stockholder Notice Regarding Adjournment of Annual Meeting

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: March 14, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary